UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2004

FIRST CAPITAL INCOME PROPERTIES, LTD. – SERIES XI

(Exact name of Registrant as Specified in Its Charter)

Illinois	0-15538	36-3364279
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2 North Riverside Plaza

Suite 700

Chicago, Illinois 60606

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

(312) 207-0020

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Material Events And Regulation FD Disclosures.

On April 8, 2004, First Capital Income Properties, Ltd. – Series XI, an Illinois limited partnership (the “Partnership”), entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Cannon Commercial, Inc., a California corporation (the “Purchaser”). Pursuant to the Purchase and Sale Agreement, the Partnership agreed to sell to Purchaser the real estate and retail shopping center and office building commonly known as Marquette Mall and Office Building (the “Real Property”) for a purchase price of $6,950,000.00. The transaction contemplated by the Purchase and Sale Agreement is subject to, among other things, the right of Purchaser to inspect and investigate the property and its operations. The closing of the transaction is set to occur at 10:00 am on the 20th business day after the expiration of such inspection period. The sale of the Real Property would constitute the sale of the remaining property held by the partnership. A copy of the Purchase and Sale Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference thereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements – Not Applicable.

(b)	Pro Forma Financial Information – Not Applicable.

(c)	Exhibits

Exhibit No.	Exhibit
10.1	Purchase and Sale Agreement entered into as of the 8th day of April, 2004 by and between First Capital Income Properties, Ltd. – Series XI, an Illinois limited partnership, and Cannon Commercial, Inc., a California corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 20, 2004

FIRST CAPITAL INCOME PROPERTIES, LTD. – SERIES XI
(Registrant)

By:	First Capital Financial, L.L.C., its General Partner

By:	/s/ Philip G. Tinkler
Name:	Philip G. Tinkler,
Title:	Vice President - Finance and Treasurer

FIRST CAPITAL INCOME PROPERTIES, LTD. – SERIES XI

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Purchase and Sale Agreement entered into as of the 8th day of April, 2004 by and between First Capital Income Properties, Ltd. – Series XI, an Illinois limited partnership, and Cannon Commercial, Inc., a California corporation.